As filed with the United States Securities and Exchange Commission on March 12, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
Registration Statement
Under
The Securities Act of 1933

Nabors Industries Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	1381 (Primary Standard Industrial Classification Code Number)	98-0363970 (I.R.S. Employer Identification Number)
Crown House
4 Par-la-Ville Road
Second Floor
Hamilton, HM08 Bermuda
(441) 292-1510
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael V. Csizmadia
General Counsel
Nabors Corporate Services, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067
(281) 775-7747
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Brett Nadritch
Milbank LLP
55 Hudson Yards
New York, NY 10001
(212) 530-5301

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the Selling Security Holders.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, please check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large Accelerated Filer ☒	Accelerated Filer ☐
Non-Accelerated Filer ☐	Emerging growth company ☐
Smaller Reporting Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
NABORS INDUSTRIES LTD.
3,856,568 Common Shares to be sold by Selling Security Holders

On October 14, 2024, Nabors Industries Ltd. (“we,” “us” or “our”), Parker Drilling Company (“Parker”) and Nabors SubA Corporation, a Delaware corporation and a wholly owned subsidiary of ours (the “Merger Sub”), entered into an agreement and plan of merger (the “Merger Agreement”) providing for the merger of Merger Sub with and into Parker, with Parker surviving the merger and becoming a wholly-owned subsidiary of the Company. In this prospectus, we refer to this transaction as the “Merger Transaction.” As consideration for the Merger Transaction, we issued 4,800,000 of our common shares to the former stockholders of Parker, of which 3,856,568 shares are being registered hereunder.
This prospectus relates to the resale by certain former stockholders of Parker described in this prospectus, whom we call the “Selling Security Holders,” or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, from time to time of up to 3,856,568 of our common shares received as consideration in the Merger Transaction (the “Securities”). We are registering these Securities on behalf of the Selling Security Holders to satisfy the registration rights they were granted pursuant to a registration rights agreement entered into on March 11, 2025, in connection with the Merger Transaction. We will not receive any of the proceeds from the sales of the Securities by the Selling Security Holders. See “Selling Security Holders”.
The Securities may be sold by the Selling Security Holders from time to time through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. To the extent required, the specific terms of any offer will be included in a supplement to this prospectus. Any such prospectus supplement will also describe the specific manner in which the Selling Security Holders will offer such Securities.
Our common shares are traded on the New York Stock Exchange (“NYSE”) under the symbol “NBR.” On March 11, 2025, the last reported sale price of a share of our common shares on the NYSE was $37.50.

Investing in our common shares involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” on page 3 of this prospectus as well as those contained in the applicable prospectus supplement (if any) and any related free writing prospectus, and in the documents that are incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, the Selling Security Holders may from time to time sell up to 3,856,568 of our common shares. This prospectus provides you with a general description of the Securities the Selling Security Holders may offer. Each time a Selling Security Holder makes an offer to sell or sells common shares, solely to the extent required, we will provide a prospectus supplement that will contain more specific information about the specific terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each such prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the Securities being offered. We or the Selling Security Holders will deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Security Holders have authorized anyone to provide you with different information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a Security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

SUMMARY
This summary highlights selected information from this prospectus or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Securities contained in the applicable prospectus supplement and any related free writing prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
Unless otherwise indicated or unless the context otherwise requires, the terms “we,” “our,” “ours,” “us,” “its”, the “Company” and “Nabors” refer to Nabors Industries Ltd. and its consolidated subsidiaries.
Overview
Nabors owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore platform rigs in the United States and international markets. Nabors also provides performance tools, directional drilling services, tubular running services and innovative technologies for its own rig fleet and those operated by third parties. In addition, Nabors manufactures advanced drilling equipment and provides drilling rig instrumentation. In today’s performance-driven environment, we believe we are well positioned to seamlessly integrate downhole hardware, surface equipment and software solutions into our AC rig designs. Leveraging our advanced drilling automation capabilities, Nabors’ highly skilled workforce continues to set new standards for operational excellence and transform our industry.
With operations in over 15 countries, we are a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, with a fleet of rigs and drilling-related equipment which, as of December 31, 2024 included:
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285 actively marketed rigs for land-based drilling operations in the United States and various countries throughout the world; and

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26 actively marketed rigs for offshore platform drilling operations in the United States and multiple international markets.

Corporate Information
Nabors Industries Ltd. was formed as a Bermuda exempted company on December 11, 2001. Through predecessors and acquired entities, Nabors Industries Ltd. has been continuously operating in the drilling sector since the early 1900s. Nabors Industries Ltd.’s principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510. Nabors Industries Ltd.’s common shares are traded on the New York Stock Exchange under the symbol “NBR.”
The Securities That May Be Offered
The Selling Security Holders may sell up to 3,856,568 of our common shares (the “Securities”). This prospectus provides you with a general description of the Securities the Selling Security Holders may offer.
If required, we will also file a prospectus supplement in connection with the sales of the Securities by the Selling Security Holders.
The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference.
The Selling Security Holders will determine when and how they sell the Securities offered in this prospectus, as described in “Plan of Distribution”. See “Selling Security Holders” for additional information concerning the Selling Security Holders. We will not receive any of the net proceeds from the sale of Securities being offered pursuant to this prospectus.

RISK FACTORS
An investment in the Securities involves a certain degree of risk. You should carefully consider the factors and all other information included in, or incorporated by reference into, including those contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Risk Factors,” in our Registration Statement on Form S-4, as initially filed with the SEC on October 30, 2024 and as amended on December 4, 2024, in each case under the heading “Risk Factors,” and updated, if applicable, in our Quarterly Reports on Form 10-Q before investing in the Securities. You should also consider similar information contained in any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other document filed by us with the SEC after the date of this prospectus before deciding to invest in the Securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common shares or other securities could decline and you could lose all or part of your investment. When the Selling Security Holders offer and sell any Securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such Securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements concern management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters and involve significant known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. All of these forward-looking statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “estimate,” “expect,” “project,” “intend,” “believe,” “plan,” “target,” “forecast” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. It is advisable, however, to consult any further disclosures the Company makes on related subjects in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Risks related to forward-looking statements include, but are not necessarily limited to, those relating to:
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geopolitical events and the proliferation of global and regional conflicts and political instability, including the ongoing war in Ukraine, tensions between China and the United States, and sustained conflict in the Middle East;

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fluctuations and volatility in worldwide prices of and demand for oil and natural gas;

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fluctuations in levels of oil and natural gas exploration and development activities;

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fluctuations in the demand for our services;

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competitive and technological changes and other developments in the oil and gas and oilfield services industries;

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our ability to renew customer contracts in order to maintain competitiveness;

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the existence of operating risks inherent in the oil and gas and oilfield services industries;

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the possibility of the loss of one or a number of our large customers;

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the amount and nature of our future capital expenditures and how we expect to fund our capital expenditures;

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the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;

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the impact of our long-term indebtedness and other financial commitments on our financial and operating flexibility;

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our access to, and the cost of, capital, including the impact of a downgrade in our credit rating, covenant restrictions, availability under our secured revolving credit facility, future issuances of debt or equity securities and the global interest rate environment;

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our dependence on our operating subsidiaries and investments to meet our financial obligations;

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our ability to retain skilled employees;

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our ability to complete, and realize the expected benefits of, strategic transactions, such as our acquisition of Parker;

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changes in tax laws and the possibility of changes in other laws and regulations;

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the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business;

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global views on and the regulatory environment related to energy transition and our ability to implement our energy transition initiatives;

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potential long-lived asset impairments;

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the possibility of changes to U.S. trade policies and regulations, including the imposition of trade embargoes, sanctions or tariffs;

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general economic conditions, including the capital and credit markets;

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potential adverse reactions or changes to business relationships resulting from the completion of the Merger Transaction;

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our ability to retain key personnel of Nabors and Parker;

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the significant costs required to integrate Parker’s operations with our own;

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our ability to successfully integrate Parker’s business with our own and to realize the expected benefits of the Merger Transaction, including expected synergies;

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the combined company’s ability to utilize NOLs;

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fluctuations in the price of our common shares;

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ownership dilution;

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price of our common shares and trading volume decline due to securities or industry analyst reports and recommendations; and

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intention not to pay dividends on our common shares for the foreseeable future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements included in this prospectus, particularly in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the Securities and Exchange Commission, or the SEC, described in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

USE OF PROCEEDS
All of the Securities covered by this prospectus are being offered and sold by the Selling Security Holders identified in this prospectus. We will not receive any proceeds from sale by the Selling Security Holders of the Securities.

SELLING SECURITY HOLDERS
We have prepared this prospectus to allow the Selling Security Holders identified below to offer and sell from time to time up to an aggregate of 3,856,568 of our common shares for their own account, which were issued to the Selling Security Holders at the closing of the Merger Transaction and are subject to a contractual lock-up on transfers. At the closing of the Merger Transaction on March 11, 2025, we entered into a registration rights agreement with the Selling Security Holders (the “Registration Rights Agreement”), pursuant to which we agreed to file with the SEC a shelf registration statement to permit the public resale of all of the “Registrable Securities” (as such term is defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement. Under the Registration Rights Agreement, the Selling Security Holders have demand rights and piggyback registration rights with respect to certain underwritten offerings conducted by us for our own account or for other shareholders of ours. The Registration Rights Agreement contains customary indemnification and contribution obligations of ours for the benefit of the Selling Security Holders and vice versa, subject to certain qualifications and exceptions.
Simultaneously with the execution of the Merger Agreement, the Selling Security Holders entered into separate voting and lock-up agreements with Nabors (the “Voting and Lock-up Agreements”), pursuant to which each Selling Security Holder also agreed not to (i) except as set forth in the last sentence of this paragraph, sell, pledge or otherwise dispose of the common shares issued to them at the closing of the Merger Transaction (the “Acquisition Shares”); (ii) enter into any swap, hedge or other arrangement that transfers to another any of the economic consequences of ownership of the Acquisition Shares, or otherwise engage in any short sales or other arrangements with respect to the Acquisition Shares; or (iii) publicly disclose the intention to effect any such transaction in clause (i) or (ii) until the earlier of (A) the 90th day following the closing of the Merger Transaction and (B) the date on which Nabors has released any other former stockholders of Parker from any similar lock-up provisions under any other agreement regarding any of our common shares (the “Lock-Up Period”). In addition to the general transfer restriction, each Selling Security Holder also agreed, subject to certain exceptions, not to transfer any Acquisition Shares to any person who would, following the consummation of such transfer, beneficially own more than 5% of our outstanding common shares or to certain competitors of Nabors. Subject to these restrictions, during the Lock-Up Period, the Selling Security Holders may transfer up to 40% of their Acquisition Shares, which is approximately 1,542,627 common shares.
Pursuant to the Voting and Lock-Up Agreements, each Selling Security Holder, subject to certain exceptions, also agreed, among other things, to vote (i) in favor of any proposal presented to the shareholders of Nabors with a recommendation by Nabors’ board of directors to vote in favor of such proposal and in favor of any board candidate nominated by the Nabors’ board of directors; (ii) against any proposal presented to the shareholders of Nabors that Nabors’ board of directors recommends voting against; (iii) against any board candidate not nominated or recommended by Nabors’ board of directors; and (iv) in favor of any proposal presented to the shareholders of Nabors with respect to any action of Nabors, which Nabors’ board of directors has approved, but as to which the Nabors’ board of directors has not made any recommendation. Additionally, the Selling Security Holders appointed Nabors and any designee of Nabors as the Selling Security Holders’ proxies and attorneys-in-fact to vote or act by written consent with respect to the Acquisition Shares and any other common shares of Nabors owned by the Selling Security Holders during the Term (as defined below).
The Voting and Lock-Up Agreements will terminate upon the earlier to occur of (i) the termination of the Merger Agreement or (ii) following the closing date of the Merger (the “Closing Date”), (A) on the 180th consecutive day that the applicable Selling Security Holders no longer, directly or indirectly, beneficially owns any common shares of Nabors and (B) the third anniversary of the Closing Date (the period from the Closing Date until the earliest such occurrence, the “Term”).
We have prepared this prospectus and the registration statement of which it is a part to comply with our registration obligations under the Registration Rights Agreement.
The following table sets forth the maximum number of the Securities that may be sold by the Selling Security Holders under the registration statement of which this prospectus forms a part. For purposes of the table below, we assume that the Selling Security Holders will sell all of the Securities owned by them that are covered by this prospectus. We cannot predict when or in what amount the Selling Security Holders may sell any of the Securities offered by the Selling Security Holders in this prospectus, if at all. The table also sets forth the name of each Selling Security Holder, the nature of any position, office or other material relationship that each Selling Security Holder has had, within the past three years, with us or with any of our predecessors or affiliates and the number of our common shares to be owned by each Selling Security Holder after completion of the offering, if any. None of the Selling Security Holders are a broker-dealer registered under Section 15 of the Exchange Act or an affiliate of a broker-dealer registered under Section 15 of the Exchange Act.
We prepared the table based on information provided to us by the Selling Security Holders. We have not sought to verify such information. Additionally, the Selling Security Holders may have sold or transferred some or all of their Securities in transactions exempt from the registration requirements of the Securities Act since the date on which the information in the table was provided to us. Other information about the Selling Security Holders may also change over time.
	Common Shares Beneficially Owned Prior to the Offering(1)		Common Shares Being Offered Hereby	Common Shares Beneficially Owned After Completion of the Offering(2)
Name of Selling Security Holder	Number	Percent(3)	Number	Number	Percent(3)
Värde Partners, Inc.(4)	2,013,928	12.83%	2,013,928	—	—%
Brigade Capital Management, LP(5)	946,546	6.03%	946,546	—	—%
Certain funds managed by Highbridge Capital Management, LLC(6)	618,108	3.94%	618,108	—	—%
Carl Marks & Co(7)	277,986	1.77%	277,986	—	—%
Total	3,856,568	24.56%	3,856,568	—	—%

*
Represents less than one percent

**
Subject to contractual lock-up until the end of Lock-Up Period

(1)
Beneficial ownership is determined in accordance with the rules of the SEC, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated common shares.

(2)
Assumes the Selling Security Holders dispose of all of the Securities covered by this prospectus and do not acquire beneficial ownership of any additional common shares held by the Selling Security Holders.

(3)
Percentage of beneficial ownership is based upon 15,700,034 common shares outstanding as of March 11, 2025. Because the Selling Security Holders are not obligated to sell any portion of our common shares shown as offered by them, we cannot estimate the actual number or percentage of our common shares that will be held by the Selling Security Holders upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Securities covered by this prospectus will be held by the Selling Security Holders.

(4)
Based on information provided to us by The Värde Skyway Master Fund, L.P. (“Master Skyway Fund”), The Värde Skyway Fund G.P., L.P. (“Skyway Fund GP”), The Värde Skyway Fund UGP, LLC (“Skyway Fund UGP”), Värde Investment Partners (Offshore) Master, L.P. (“VIP Offshore”), Värde Investment Partners, L.P. (“VIP”), Värde Investment Partners G.P., L.P. (“VIP GP”), Värde Investment Partners UGP, LLC (“VIP UGP”), Värde Credit Partners Master, L.P. (“VCPM”), Värde Credit Partners G.P., L.P. (“VCPM GP”), Värde Credit Partners UGP, LLC (“VCPM UGP”), Värde Partners, L.P. (“Managing Member”), Värde Partners, Inc. (“General Partner”), Mr. Ilfryn Carstairs (“Mr. Carstairs”) and Mr. Bradley Bauer (“Mr. Bauer”, and together with Master Skyway Fund, Skyway Fund GP, Skyway Fund UGP, VIP Offshore, VIP, VIP GP, VIP UGP, VCPM, VCPM GP, VCPM

UGP, the Managing Member, the General Partner and Mr. Carstairs, the “Värde Persons”) as of March 11, 2025. Master Skyway Fund directly holds 371,611 of our common shares. Skyway Fund GP is the general partner of Master Skyway Fund. Skyway Fund UGP is the general partner of Skyway Fund GP. VIP Offshore directly holds 190,022 of our common shares and VIP directly holds 477,937 of our common shares. VIP GP is the general partner of VIP Offshore and VIP. VIP UGP is the general partner of VIP GP. VCPM directly holds 974,358 of our common shares. VCPM GP is the general partner of VCPM. VCPM UGP is the general partner of VCPM GP. The Managing Member is the managing member of Skyway Fund UGP, VIP UGP and VCPM UGP. The General Partner is the general partner of the Managing Member. Mr. Carstairs and Mr. Bauer are each a Co-Chief Executive Officer of the General Partner. Each of Mr. Carstairs, Mr. Bauer, the Managing Member and the General Partner may be deemed to beneficially own the common shares held by the other Värde Persons. Each such Värde Person may be deemed to beneficially own the common shares beneficially owned by the Värde Persons directly or indirectly controlled by it or him, but neither this filing nor any of its contents shall be deemed to constitute an admission that any Värde Person (other than Master Skyway Fund, VIP Offshore, VIP and VCPM and their respective general partners, to the extent they directly hold our common shares) is the beneficial owner of our common shares referred to herein for purposes of Section 13(d) of the Exchange Act, or for any other purpose and each of the Reporting Persons expressly disclaims beneficial ownership of such common shares. The business address of each of the Värde Persons is 350 N. 5th Street, Suite 800, Minneapolis, MN 55401.
(5)
Based on information provided to us by Brigade Capital Management, LP as investment manager on behalf of its managed funds and accounts (the “Brigade Funds”) as of March 11, 2025. Each of the Brigade Funds disclaims beneficial ownership of the shares held by it. The address of Brigade Capital Management, LP is 399 Park Avenue, 16th Floor, New York, NY 10022.

(6)
Based on information provided to us by Highbridge Capital Management, LLC (“HCM”), Highbridge Tactical Credit Master Fund, L.P. (“HTCM”), Highbridge Tactical Credit Institutional Fund, Ltd. (“HTCI”) and Highbridge SCF Special Situations SPV, L.P. (“HSCF” and together with HTCM and HTCI, the “Highbridge Funds”) as of March 11, 2025. HTCM directly holds 358,502 of our common shares. HTCI directly holds 91,312 of our common shares. HSCF directly holds 168,294 of our common shares. HCM is the trading manager of each of the Highbridge Funds. Each of the Highbridge Funds disclaims beneficial ownership of the shares held by it. The business address of HCM is 277 Park Avenue, 23rd Floor, New York, NY 10172 and the address of each of the Highbridge Funds is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(7)
Based on information provided to us by Carl Marks Management Company, LLC (“CMMC”), Carl Marks Strategic Opportunities Fund III L.P. (“CMSO III”), Carl Marks Strategic Opportunities Fund II L.P (“CMSO II”), Carl Marks Strategic Investments L.P. (“CMSI” and together with CMMC, CMSO III and CMSO II, the “Carl Marks Funds”) as of March 11, 2025, CMSO III directly holds 15,677 of our common shares. CMSO II directly holds 150,463 of our common shares. CMSI directly holds 111,846 of our common shares. Carl Marks GP III, LLC is the general partner of CMSO III. Carl Marks GP II, LLC is the general partner of CMSO II, CMSI GP, LLC is the general partner of CMSI. Each of the Carl Marks Funds and each respective general partner disclaims beneficial ownership of the shares held by it. The address of each of the foregoing persons is 900 Third Avenue 33rd Floor, New York City, New York, Zip Code 10022.

DETERMINATION OF OFFERING PRICE
The Selling Security Holders will offer the Securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings.

PLAN OF DISTRIBUTION
We are registering the Securities held by the Selling Security Holders to permit the Selling Security Holders to resell the Securities from time to time after the date of this prospectus. We will not receive any proceeds from the sale by the Selling Security Holders of the Securities covered by this prospectus.
Selling Security Holders may sell all or a portion of the Securities beneficially owned by them from time to time directly or through one or more underwriters, broker-dealers or agents. If the Securities are sold through underwriters or broker-dealers, the Selling Security Holders will be responsible for underwriting discounts or commissions or agent’s commissions. The common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected from time to time pursuant to one or more of the following methods, which may involve crosses or block transactions:
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on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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in underwritten offerings;

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through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
public or privately negotiated transactions;

•
through the settlement of short sales;

•
transactions in which broker-dealers agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

•
through the distributions of the shares by the Selling Security Holders to their respective general or limited partners, members, managers affiliates, employees, directors or stockholders;

•
a combination of any such methods of sale; or

•
any other method permitted pursuant to applicable law.

The Selling Security Holders may elect to make an in-kind distribution of its Securities to their respective members, partners or stockholders. To the extent that such members, partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradeable shares of the Securities pursuant to the distribution through this registration statement.
If the Selling Security Holders effect such transactions by selling Securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such Selling Security Holders or commissions from purchasers of the Securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Securities or otherwise, the Selling Security Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Securities in the course of hedging in positions they assume. The Selling Security Holders may also sell Securities short and deliver Securities covered by this prospectus to close out short positions, and to return borrowed shares in connection with such short sales, provided that the short sales are made after the registration statement of which this prospectus forms a part is declared effective. The

Selling Security Holders may also loan or pledge Securities to broker-dealers in connection with bona fide margin accounts secured by the Securities, which shares broker-dealers could in turn sell if such Selling Security Holders default in the performance of their respective secured obligations.
The Selling Security Holders may pledge or grant a security interest in some or all of Securities beneficially owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus. The Selling Security Holders also may transfer and donate the Securities in other circumstances in which case the transferees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. We will file an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.
Under the securities laws of some states, the Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the Selling Security Holders will sell any or all of the Securities registered pursuant to the registration statement of which this prospectus forms a part.
The Selling Security Holders and any other persons participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Securities by the Selling Security Holders and any other participating persons. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.
We will pay all expenses of the registration of the Securities, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the Selling Security Holders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Security Holders against liabilities, including liabilities under the Securities Act, in accordance with the Registration Rights Agreement or the Selling Security Holders will be entitled to contribution in accordance with the terms of the Registration Rights Agreement.
Once sold under the registration statement of which this prospectus forms a part, the Securities held by the Selling Security Holders will be freely tradable by the purchasers of such Securities, other than our affiliates.
Any Securities covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act or any other exemption from registration under the Securities Act, if, when and to the extent such exemption is available to them at the time of such sale, may be sold pursuant to such exemption rather than pursuant to this prospectus.

DESCRIPTION OF SHARE CAPITAL
General
Our authorized share capital is $1,625,000, which consists of 32,000,000 common shares, par value $0.05 per share, and 25,000,000 preferred shares, par value $0.001 per share. As of February 7, 2025, without giving effect to shares issued in connection with the Merger Transaction, there were (i) 10,764,937 Nabors common shares issued and outstanding, including 1,161,283 common shares held by our subsidiaries, and (ii) no Nabors preferred shares issued and outstanding. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. No other shares of Nabors of any class or series were issued and outstanding as of February 7, 2025.
The following summary description of our share capital is based on the provisions of our Memorandum of Association and Bye-laws and the applicable provisions of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”). This information is qualified entirely by reference to the applicable provisions of our Memorandum of Association, Bye-laws and the Companies Act. For information on how to obtain copies of our Memorandum of Association and Bye-laws, please see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”
Common Shares
As of February 7, 2025, without giving effect to shares issued in connection with the Merger Transaction, there were 10,764,937 of our common shares issued and outstanding, including 1,161,283 common shares held by our subsidiaries. The holders of our common shares are entitled to the following rights.
Voting Rights
Holders of the common shares are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in the Bye-laws or in the Companies Act, any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued and outstanding shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or the Bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.
The Bye-laws do not provide for cumulative voting. A special meeting of shareholders may be called by Nabors’ board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter.
Changes to Rights of a Class or Series
Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or represented by proxy may demand a poll. Unless otherwise provided by the rights attaching to any class of shares, the rights attaching to any class of shares will not be deemed to be varied by the creation or issue of shares that rank in priority of payment of dividends or with respect to capital or which confer more favorable voting rights than those shares.
Quorum for General Meetings
The holders of shares present in person or represented by proxy entitling them to exercise a majority of the voting power of Nabors shall constitute a quorum to hold a general meeting of the shareholders.

Dividends and Other Distribution
Subject to the provisions of law or of our Bye-laws, the board of directors may, out of funds available therefor at any regular special meeting, declare dividends upon the share capital of the Company as and when they deem expedient.
Rights upon Liquidation
Upon the liquidation of Nabors, after the full amounts that holders of any issued and outstanding shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. With the sanction of a resolution of shareholders, the assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of non-cash property which is not required to be of the same kind for all shareholders.
Repurchase Rights
Nabors’ board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.
Compulsory Acquisition of Shares Held by Minority Holders
An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:
•
Under a scheme of arrangement, which is made by obtaining the consent of Nabors and of holders of Nabors common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

•
If the acquiring party is a company, it may compulsorily acquire all of the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the “offeror”) or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror or any of its subsidiaries, obtained the approval of holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained, require by a “Notice of Acquisition” any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

•
By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares.

This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

No Preemptive, Conversion or Subscription Rights; No Redemption or Sinking Fund Provision
Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of the common shares. Nabors common shares have no sinking fund provisions.
Stock Exchange Listing
Our common shares are listed on the New York Stock Exchange under the symbol “NBR.”
Transfer Agent and Registrar
The transfer agent and registrar for the common shares and the preferred shares is Computershare Trust Company, N.A.
Anti-Takeover Effects of Provisions of Certificate of Incorporation and Bye-Laws
The Bye-laws have provisions that could have an anti-takeover effect. In addition, the Bye-laws include an “advance notice” provision, which places time limitations on shareholders’ nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.
Directors can be removed from office prior to the expiration of their term, only for cause and after proper notice, at a special general meeting called for that purpose and by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at such meeting. Any vacancy created by the removal of a director may be filled by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the same meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any general meeting may authorize the board of directors to fill any vacancy left unfilled at a general meeting. As long as a quorum of directors remains and is present, during the existence of a vacancy on the board of directors the remaining directors shall have full power to act during the existence of a vacancy.
The Bye-laws also provide that the board of directors will consist of not less than 5 nor more than 18 persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.
The Bye-laws provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the Bye-laws.
For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the Bye-laws, the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors. To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary at Nabors’ principal executive offices and its registered office in Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder’s notice of his intention to make such nominations must be received in proper written form as specified in the Bye-laws by the Secretary of Nabors within the time limits described above or pursuant to the valid exercise of the power granted under the Companies Act.

In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may propose a resolution that may properly be moved at an annual general meeting of the company.
Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of the common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the Bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders or otherwise required pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the paid up capital of a company entitled to vote at general meeting to requisition a special general meeting.
The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized but unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Computershare Trust Company, N.A., 150 Royall Street Canton, MA 02021 Attention: Client Services.

LEGAL MATTERS
The validity of the Securities being offered by this prospectus will be passed upon by Conyers Dill & Pearman Limited, special legal counsel to the Company with respect to Bermuda law. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are a public company and file proxy statements, annual, quarterly and special reports and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting www.sec.gov.
We also maintain a website at www.nabors.com, through which you can access the Company’s SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We are incorporating by reference in this prospectus the documents that we file with the SEC. This means that we are disclosing important information to you by referring to these filings. The information we incorporate by reference is considered a part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede this information.
Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.
We incorporate by reference the following documents that we have filed with the SEC:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 13, 2025;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished, rather than filed) filed on April 25, 2024; and

•
Current Reports on Form 8-K (other than information furnished, rather than filed) filed with the SEC on January 7, 2025, January 17, 2025 and March 12, 2025.

•
The description of the common shares contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 18, 2022.

In addition, we incorporate by reference into this prospectus all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and before we have sold all of the common shares to which the prospectus relates or the offering is otherwise terminated.
You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to any of these reports free of charge on the SEC’s website. You may also access the documents incorporated by reference on our website at www.nabors.com. Other than the foregoing documents incorporated by reference, the information contained in, or that can be accessed through, our website is not part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated in this prospectus by reference but not delivered with this prospectus. You may obtain such documents by submitting a written request either to William C. Conroy, CFA, Vice President of Corporate Development & Investor Relations at william.conroy@nabors.com or to Kara K. Peak, Director of Corporate Development & Investor Relations at kara.peak@nabors.com.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee.
SEC registration fee		$22,755.59
FINRA filing fee		—
Accounting fees and expenses		$30,000
Legal fees and expenses		$100,000
Transfer Agent fees and expenses		*
Printing and miscellaneous expenses		*
Total	$	*

*
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

Item 15.   Indemnification of Directors and Officers.
Nabors Industries Ltd.
Under Bermuda law, a company is permitted to indemnify its directors and officers subject to certain restrictions. Bye-law 1 and Bye-law 75 of Nabors’ Bye-laws state:
““Officer” means a Director, Secretary, or other officer of the Company appointed pursuant to these Bye-laws, but does not include any person holding the office of auditor in relation to the Company;”
“75. Exemption and Indemnification of Officers.   Subject always to these Bye-laws, no Officer shall be liable for the acts, receipts, neglects or defaults of any other Officer nor shall any Officer be liable in respect of any negligence, default or breach of duty on his or her own part in relation to the Company or any Subsidiary, or for any loss, misfortune or damage which may happen, in or arising out of the actual or purported execution or discharge of his or her duties or the exercise or purported exercise of his or her powers or otherwise in relation to or in connection with his or her duties, powers or office.
75.1. Subject always to these Bye-laws, every Officer shall be indemnified and held harmless out of the funds of the Company against all liabilities, losses, damages or expenses (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all legal and other costs and expenses properly payable) incurred or suffered by the Officer arising out of the actual or purported execution or discharge of the Officer’s duties (including, without limitation, in respect of his or her service at the request of the Company as a director, officer, partner, trustee, employee, agent or similar functionary of another person) or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office (including but not limited to liabilities attaching to the Officer and losses arising by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such Officer may be guilty in relation to the Company or any Subsidiary of the Company).
75.2. Every Officer shall be indemnified out of the funds of the Company against all liabilities arising out of the actual or purported execution or discharge of the Officer’s duties or the exercise or purported exercise of the Officer’s powers or otherwise, in relation to or in connection with the Officer’s duties, powers or office, incurred by such Officer in defending any proceedings, whether civil or criminal, in which judgment is given in the Officer’s favour, or in which the Officer is acquitted, or in connection with any application under the Companies Acts in which relief from liability is granted to the Officer by the court.

75.3. In this Bye-law 75 (i) the term “Officer” includes, in addition to the persons specified in the definition of that term in Bye-law 1, the Resident Representative, a member of a committee constituted under these Bye-laws, any person acting as an Officer or committee member in the reasonable belief that the Officer has been so appointed or elected, notwithstanding any defect in such appointment or election, and any person who formerly was an Officer or acted in any of the other capacities described in this clause (i) and (ii) where the context so admits, references to an Officer include the estate and personal representatives of a deceased Officer or any such other person.
75.4. The provisions for exemption from liability and indemnity contained in this Bye-law shall have effect to the fullest extent permitted by Applicable Law, but shall not extend to any matter which would render any of them void pursuant to the Companies Acts.
75.5. To the extent that any person is entitled to claim an indemnity pursuant to these Bye-laws in respect of an amount paid or discharged by him or her, the relevant indemnity shall take effect as an obligation of the Company to reimburse the person making such payment (including advance payments of fees or other costs) or effecting such discharge.
75.6. The rights to indemnification and reimbursement of expenses provided by these Bye-laws shall not be deemed to be exclusive of, and are in addition to, any other rights to which a person may be entitled. Any repeal or amendment of this Bye-law 75 shall be prospective only and shall not limit the rights of any Officer or the obligation of the Company with respect to any claim arising prior to any such repeal or amendment.
75.7. In so far as it is permissible under Applicable Law, each Shareholder and the Company agree to waive any claim or right of action the Shareholder or it may at any time have, whether individually or by or in the right of the Company, against any Officer on account of any action taken by such Officer or the failure of such Officer to take any action in the performance of his duties with or for the Company, provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Officer or to recover any gain, personal profit or advantage to which such Officer is not legally entitled.
75.8. Subject to the Companies Acts, expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to this Bye-law 75 shall be paid by the Company in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified pursuant to this Bye-law 75.
75.9. Each Shareholder of the Company, by virtue of its acquisition and continued holding of a Share, shall be deemed to have acknowledged and agreed that the advances of funds may be made by the Company as aforesaid, and when made by the Company under this Bye-law 75 are made to meet expenditures incurred for the purpose of enabling such Officer to properly perform his or her duties as an Officer.”
Nabors has entered into agreements with certain of its directors and officers indemnifying them against expenses, settlements, judgments and fines in connection with any threatened, pending or completed action, suit, arbitration or proceeding where the individual’s involvement is by reason of the fact that he is or was a director or officer or served at Nabors’ request as a director or officer of another organization, except where such indemnification is not permitted under applicable law.
The officers and directors of Nabors are covered by directors and officers insurance aggregating $120,000,000.

Item 16.   Exhibits.
Exhibit Number	Description of the Document
2.1*	Agreement and Plan of Merger, dated as of October 14 2024, by and among Nabors Industries Ltd., Nabors SubA Corporation, Parker Drilling Company and Värde Partners, Inc., solely in its capacity as the Stockholder Representative (incorporated herein by reference to Exhibit 2.1 to the Company’s Form 8-K filed on October 15, 2024)
3.1*	Memorandum of Association of Nabors Industries Ltd. (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 10-K filed on February 12, 2024)
3.2*	Amended and Restated Bye-laws of Nabors Industries Ltd. (incorporated herein by reference to Exhibit 3.3 to the Company’s Form 10-K filed on February 12, 2024)
4.1*	Description of Share Capital registered pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on February 12, 2024)
4.2*	Registration Rights Agreement dated March 11, 2025, by and among Nabors Industries Ltd. and the holders of the common shares from time-to-time party thereto (incorporated herein by reference to Exhibit 10.4 to the Company’s Form 8-K filed on March 12, 2025)
5.1	Opinion of Conyers, Dill & Pearman Limited as to the legality of the securities being registered
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2	Consent of Conyers, Dill & Pearman Limited (included in Exhibit 5.1 hereto)
24.1	Power of Attorney (incorporated by reference to the signature page hereto)
107	Filing Fee Table

*
Incorporated by reference.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the Company under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Company hereby undertakes that in the offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.
(6)   That, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on the 12th day of March, 2025.
NABORS INDUSTRIES LTD.
By:
/s/ Mark D. Andrews

Name: Mark D. Andrews
Title:   Corporate Secretary
POWER OF ATTORNEY
Each person whose signature appears below appoints Anthony G. Petrello, William Restrepo and Mark D. Andrews and each of them, all of whom may act without the joinder of the others, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Company and in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Anthony G. Petrello Anthony G. Petrello	Chairman, President and Chief Executive Officer	March 12, 2025
/s/ William Restrepo William Restrepo	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2025
/s/ Tanya S. Beder Tanya S. Beder	Director	March 12, 2025
/s/ Anthony R. Chase Anthony R. Chase	Director	March 12, 2025
/s/ James R. Crane James R. Crane	Director	March 12, 2025
/s/ Michael C. Linn Michael C. Linn	Director	March 12, 2025

Signature	Title	Date
/s/ John P. Kotts John P. Kotts	Director	March 12, 2025
/s/ John Yearwood John Yearwood	Director	March 12, 2025